Exhibit 10.42

SPECIAL BONUS AGREEMENT

This Special Bonus Agreement (this “Agreement”) is made and entered into as of this ___ day of __________, 2018 (the “Grant Date”), by and between CPG International LLC (“CPG”) and [name] (“Employee”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the [Agreement].

WHEREAS, in consideration of Employee’s future services to CPG or its Affiliates, CPG wishes to grant Employee a special bonus.

NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Grant of Special Bonus. Employee is hereby granted a cash bonus equal to $[●] (the “Special Bonus”), subject to the terms set forth below. Each vested portion of the Special Bonus, as set forth below, will be paid in a cash lump sum within 30 days following the date on which both the Time Vesting Condition and Performance Vesting Condition are satisfied.

2. Vesting.

(a) Time Vesting. The Special Bonus shall [be __% time-vested on the Grant Date, and the remaining __% shall vest in equal installments on [dates][vest in equal installments on the first _____ anniversaries of [●]], subject to the Employee remaining continuously employed with CPG or any of its Affiliates through the applicable vesting date except as set forth in this Section 2(a) (the “Time Vesting Conditions”). Except as otherwise provided herein, upon Employee’s termination of employment for any reason, any unvested portion of the Special Bonus shall be automatically terminated and forfeited without compensation. Employee’s termination of employment for any reason will not have any effect on any portion of the Special Bonus that is time-vested at the time of such termination, which will remain outstanding and subject to the terms of this Agreement. Any portion of the Special Bonus that remains outstanding and eligible for vesting shall time-vest immediately upon a Change in Control or upon a termination of employment without Cause or for Good Reason within twelve (12) months following the occurrence of a Strategic Transaction. Notwithstanding anything herein to the contrary, if a Change in Control occurs within six (6) months after Employee’s termination of employment without Cause or for Good Reason, then any unvested portion of the Special Bonus immediately prior to such termination of employment shall be treated as outstanding as of the Change of Control and shall time-vest immediately upon such Change in Control.

(b) Performance Vesting. The Special Bonus shall performance-vest on (i) the date following an Initial Public Offering on which the Sponsors own less than 50% of the economic value represented by the equity interests of CPG, or (ii) a Change in Control, in each case which occurs prior to May 26, 2026 and where the price per share in the Initial Public Offering, or the transaction price in the Change in Control, implies an equity value of CPG at least equal to $623 million (the “Performance Vesting

Condition”). For purposes of the preceding sentence, the implied equity value of CPG shall exclude any additional capital contributions following the Grant Date and the receipt of any Proceeds in an Initial Public Offering or any other sale of membership interests in CPG. The implied equity value of CPG shall be determined by the General Partner of the Partnership in its sole discretion. In the event that the Performance Vesting Condition is not met prior to May 26, 2026, the Special Bonus shall be automatically terminated and forfeited without compensation.

(c) As used herein, [the following terms shall have the meanings set forth below:

i. “Change in Control” means (a) (i) any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) other than an Excluded Entity is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of more than 50% of the total Common Interests in the Partnership; (ii) any person or group other than an Excluded Entity is or becomes the “beneficial owner” of more than 50% of the total voting power of the equity interests in any of CPG Holdco LLC, Parent or CPG, including pursuant to any merger, consolidation or otherwise but excluding any public offering of such equity interests registered under the 1933 Act; or (iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of CPG, to person or group other than an Excluded Entity; and (b) the Sponsors shall have sold or disposed of more than 65% of their aggregate Common Interests in the Partnership for cash or freely tradable and marketable securities; provided, however, that, in the case of clauses (a)(ii) and (a)(iii), any strategic transaction, as determined by the General Partner in its sole discretion, in which the consideration received by the Partnership or its Subsidiaries consists of the stock of another entity shall not be a “Change in Control” (a “Strategic Transaction”); it being understood that if the General Partner determines, in its sole discretion, to distribute more than 50% of total voting power of such stock to the Limited Partners, the provisions of Section 9.01 of the LP Agreement will apply as if such transaction were an Initial Public Offering. For the avoidance of doubt, whether a security is freely tradable and marketable shall be determined by the General Partner in its reasonable good faith discretion. Terms used in this definition and not defined herein have the meanings set forth in the LP Agreement.

ii. “Initial Public Offering” means a bona fide underwritten initial public offering of common stock of the New Corporation (as defined in the LP Agreement) pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use of such forms).]

iii. “Proceeds” means, as of any determination date, the aggregate of any cash and the Fair Value of any freely tradable and marketable securities (i) distributed by the Partnership to the Sponsors in respect of the Sponsors’ Common Interests pursuant to Section 6.03 of the LP Agreement prior to or on such date, and/or (ii) received by Ares and/or Teachers’, as applicable, from any sale of its Common Interests (net of any sale expenses) prior to or on such date to any Person or Persons who is not an Affiliate of Ares or Teachers’, as applicable. The Fair Value of freely tradable and marketable securities for these purposes shall equal the average closing price during the 10 trading days immediately preceding the date such securities become freely tradable and marketable by the Sponsors; provided however, if the General Partner determines, in its sole discretion, that such value is inappropriate for purposes of a particular transaction, the Fair Value of such freely tradable and marketable securities shall equal the average closing price for the 10 days immediately following the date such securities become freely tradable and marketable by the Sponsors. For the avoidance of doubt, whether a security is freely tradable and marketable shall be determined by the General Partner in its reasonable good faith discretion.

3. Tax Matters. Employee shall be responsible for any federal, state, local or non-U.S. tax, including income tax, social insurance, payroll tax, excise taxes, or other taxes or payment assessed by tax authorities with respect to the Special Bonus. Notwithstanding the foregoing, CPG may withhold from any amounts payable under this Agreement such federal, state, local or non-U.S. taxes as may be required to be withhold pursuant to any applicable law or regulation.

4. Entire Agreement. This Agreement constitutes the entire agreement with respect to the terms and conditions of the Special Bonus and supersedes any previous communications or representations, oral or written, from or on behalf of CPG, the Partnership, the Sponsors or any of their Affiliates, as of the Grant Date.

CPG INTERNATIONAL LLC

By:

Name:
Title:

Name: